 Exhibit 99.2

SCHEDULE II

The following documents applicable to the Boeing 777F Aircraft bearing Registration No. N869FD (hereinafter collectively referred to as the “N869FD Documents”) have been filed: (a) Participation Agreement (N869FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein (filed as Exhibit 4.9) and (b) Indenture and Security Agreement (N869FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee (filed as Exhibit 4.10).

The corresponding documents with respect to the other Aircraft listed below are substantially identical in all material respects to the N869FD Documents, with the following exceptions: (1) conforming changes have been made to reflect the appropriate United States registration number of the aircraft (i.e., N897FD) and the appropriate manufacturer’s serial number of the airframe (i.e., 42705); and (2) the descriptions, including original principal amount and amortization profile, of the equipment notes set forth in, as applicable, Schedule I to the Participation Agreement and Schedule I to the Indenture differ.

1.	(N897FD)

(a)	Participation Agreement (N897FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N897FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee

2.	(N877FD)

(a)	Participation Agreement (N877FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N877FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee

3.	(N891FD)

(a)	Participation Agreement (N891FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N891FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee

4.	(N876FD)

(a)	Participation Agreement (N876FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N876FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee

5.	(N845FD)

(a)	Participation Agreement (N845FD), dated as of August 13, 2020 among Federal Express Corporation, Wilmington Trust Company, as Pass Through Trustee under the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N845FD), dated as of August 13, 2020, between Federal Express Corporation and Wilmington Trust Company, as Loan Trustee